Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66843, No. 333-53486, No. 333-66688, No. 333-86542, No. 333-104956 and 333-108973) and the related Prospectus and in the Registration Statements on Form S-8 (No. 333-66923, No. 333-85419, No. 333-54982, No. 333-101796 and No. 333-105994) pertaining to the 1995 Stock Option Plan, as amended, of Depomed, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements of Depomed, Inc.

/s/ ERNST & YOUNG LLP

Palo Alto, California

March 11, 2004